OFFERING MEMORANDUM

                   Integrated Carbonics Corp.

                         2,300,000 Units
                  Offering Price $.10 per Unit

     Integrated Carbonics Corp., (the "Company") is offering up to 2,300,000 Units consisting of one share of common stock (par value $.001) and one warrant exercisable within 6 months of the close of the offering (the "Units"), pursuant to the terms of this Offering Memorandum ("Memorandum"). (See "OFFERING". )

     The   Units   are   offered  pursuant  to  exemptions   from
registration provided by Section 3(b) Regulation D and  Rule  504 promulgated thereunder.

     THE UNITS OFFERED HEREBY ARE HIGHLY SPECULATIVE AND INVOLVE
A HIGH DEGREE OF RISK TO THE PUBLIC INVESTORS AND SHOULD BE
PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE
INVESTMENT. (SEE "RISK FACTORS" Pg. 4)

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS ANY STATE PASSED UPON THE ACCURACY OR ADEQUACY OF THIS MEMORANDUM. NEITHER THE SECRETARY OF THE STATE OF NEVADA AS ADMINISTRATOR OF THE NEVADA SECURITIES ACT NOR ANY OFFICER OF THE STATE OF NEVADA HAS PASSED UPON THE MERITS OF THESE SECURITIES OR UPON THE ACCURACY OR COMPLETENESS OF THIS MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                        Offering Price  Exercise Price      Net Proceeds
                        To Public         of                To Company
                        Units           Warrants

Per Share:               $.10           $.33                $.43
2,300,000 Units          $230,000       $759,000            $ 989,000



   The date of this Offering Memorandum is December 8,  1997.
 This offering will remain open for 60 days from the above date.




(1)              A  maximum of  2,300,000 units may be sold.   No
          commissions are anticipated.



     THE  UNITS ARE OFFERED BY THE COMPANY SUBJECT TO PRIOR SALE,
ACCEPTANCE  OF THE SUBSCRIPTIONS BY THE COMPANY AND  APPROVAL  OF
CERTAIN LEGAL MATTERS BY COUNSEL TO THE COMPANY.

     PRIOR TO THIS OFFERING THERE HAS BEEN A MINIMAL PUBLIC MARKET FOR THE COMMON STOCK OF THE COMPANY. THERE CAN BE NO ASSURANCE THAT A PUBLIC MARKET WILL RESULT FOLLOWING THE SALE OF THE UNITS OFFERED HEREBY OR THAT THE COMMON STOCK CAN BE SOLD AT OR NEAR THE OFFERING PRICE. THE INITIAL PUBLIC OFFERING PRICE HAS BEEN ARBITRARILY DETERMINED BASED UPON WHAT IT BELIEVES PURCHASERS OF SUCH SPECULATIVE ISSUES WOULD BE WILLING TO PAY FOR THE SECURITIES AND BEARS NO RELATIONSHIP WHATSOEVER TO ASSETS, BOOK VALUE OR ANY OTHER ESTABLISHED CRITERIA OF VALUE.

     ALL OFFEREES AND SUBSCRIBERS WILL HAVE AN OPPORTUNITY TO MEET WITH REPRESENTATIVES OF THE COMPANY TO VERIFY ANY OF THE INFORMATION INCLUDED HEREIN AND TO OBTAIN ADDITIONAL INFORMATION REGARDING THE COMPANY. COPIES OF ALL DOCUMENTS, CONTRACTS, FINANCIAL STATEMENTS AND OTHER COMPANY RECORDS WILL BE MADE
AVAILABLE FOR INSPECTION AT ANY SUCH MEETING OR DURING NORMAL BUSINESS HOURS UPON REQUEST TO THE COMPANY.

     ALL OFFEREES AND SUBSCRIBERS WILL BE ASKED TO ACKNOWLEDGE IN THE SUBSCRIPTION AGREEMENT THAT THEY HAVE READ THIS MEMORANDUM CAREFULLY AND THOROUGHLY, THEY WERE GIVEN THE OPPORTUNITY TO OBTAIN ADDITIONAL INFORMATION; AND THEY DID SO TO THEIR SATISFACTION.

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS MEMORANDUM AND, IF GIVEN OR MADE SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED
UPON AS HAVING BEEN AUTHORIZED. THIS MEMORANDUM DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THE DELIVERY OF THIS MEMORANDUM AT ANY TIME DOES NOT IMPLY THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF TIME SUBSEQUENT TO ITS DATE.

     THE COMPANY HAS THE RIGHT, IN ITS SOLE DISCRETION, TO ACCEPT
OR  REJECT  SUBSCRIPTIONS IN WHOLE OR IN PART, FOR ANY REASON  OR
FOR NO REASON.







                   STATE SPECIFIC DISCLOSURES

1.  For Residents in California:

THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS QUESTIONNAIRE HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY
SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THE SUBSCRIPTION AGREEMENT RELATING TO THESE SECURITIES ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

2.  For Residents of Florida:

WHERE SALES ARE MADE TO FIVE OR MORE PERSONS IN FLORIDA (EXCLUDING CERTAIN INSTITUTIONAL PURCHASERS DESCRIBED IN SECTION 517.061(7) OF THE FLORIDA SECURITIES AND INVESTOR PROTECTION ACT (THE "FLORIDA ACT"), ANY SUCH SALE MADE PURSUANT TO SECTION 517.061(11) OF THE FLORIDA ACT SHALL BE VOIDABLE BY THE PURCHASER EITHER WITHIN THREE DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY SUCH PURCHASER TO THE ISSUER, OR AN AGENT OF THE ISSUER, OR AN ESCROW AGENT OR WITHIN THREE DAYS AFTER THE AVAILABILITY OF THAT WHICHEVER OCCURS LATER.

3.  For Residents of New York:

THE UNDERSIGNED NEW YORK STATE RESIDENT UNDERSTANDS THAT THIS OFFERING OF SHARES OF COMMON STOCK IN THE COMPANY., HAS NOT BEEN REVIEWED BY THE ATTORNEY GENERAL OF THE STATE OF NEW YORK BECAUSE OF THE OFFEROR'S REPRESENTATIONS THAT IS INTENDED TO BE A NON-PUBLIC OFFERING PURSUANT TO SEC REGULATION D, AND THAT IF ALL OF THE CONDITIONS AND LIMITATIONS OF THE SEC REGULATION ARE NOT COMPLIED WITH, THE OFFERING WILL BE RESUBMITTED TO THE ATTORNEY GENERAL FOR AMENDMENT EXEMPTION. I UNDERSTAND THAT ANY OFFERING LITERATURE USED IN CONNECTION WITH THIS OFFERING HAS NOT BEEN PRE-FILED WITH THE ATTORNEY GENERAL AND HAS NOT BEEN REVIEWED BY THE ATTORNEY GENERAL. THE SHARES OF COMMON STOCK ARE BEING PURCHASED FOR MY OWN ACCOUNT FOR INVESTMENT, AND NOT FOR DISTRIBUTION OR RESALE TO OTHERS. I AGREE THAT I WILL NOT SELL OR OTHERWISE TRANSFER THESE SECURITIES UNLESS THEY ARE REGISTERED UNDER THE FEDERAL SECURITIES ACT OF 1933 OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. I REPRESENT THAT I HAVE ADEQUATE
MEANS OF PROVIDING FOR MY CURRENT NEEDS AND POSSIBLE PERSONAL CONTINGENCIES, AND THAT I HAVE NO NEED FOR LIQUIDITY OF THIS INVESTMENT.

IT IS UNDERSTOOD THAT ALL DOCUMENTS, RECORDS AND BOOKS PERTAINING TO THIS INVESTMENT HAVE BEEN MADE AVAILABLE FOR INSPECTION BY MY ATTORNEY AND/OR MY ACCOUNTANT AND/OR MY OFFEREE REPRESENTATIVE AND MYSELF, AND THAT THE BOOKS AND RECORDS OF THE ISSUER WILL BE AVAILABLE UPON REASONABLE NOTICE, FOR INSPECTION BY INVESTORS AT REASONABLE HOURS AT ITS PRINCIPLE PLACE OF BUSINESS.

ALL NEW YORK INVESTORS WILL BE REQUIRED TO REPRESENT THAT THEY UNDERSTAND THAT THE OFFERING MAY BE ONLY TO THOSE NON-ACCREDITED RESIDENTS OF NEW YORK WHO (I) HAVE A NET WORTH (ALONE OR JOINTLY WITH A SPOUSE, BUT EXCLUSIVE OF HOME, FURNISHINGS AND AUTOMOBILES) OF THREE TIMES THE AMOUNT OF THE INVESTMENT AND AN ADJUSTED GROSS INCOME (ALONE OR JOINTLY WITH A SPOUSE, BUT EXCLUSIVE OF HOME, HOME FURNISHINGS AND AUTOMOBILES) OF FIVE TIMES THE AMOUNT OF THE INVESTMENT.

4.  For Residents of Pennsylvania:

IF A PURCHASER IS A RESIDENT OF THE COMMONWEALTH OF PENNSYLVANIA, HE ACKNOWLEDGES AND AGREES THAT (A) THE SECURITIES PURCHASED BY SUCH PURCHASER CANNOT BE SOLD FOR A PERIOD OF TWELVE MONTHS FROM THE DATE OF PURCHASE, EXCEPT AS PERMITTED UNDER SECTION 204.011 OF THE PENNSYLVANIA SECURITIES REGULATIONS, AND (B) PURSUANT TO
SECTION 207 (M) OF THE PENNSYLVANIA RESIDENT WHO ACCEPTS AN OFFER TO PURCHASE SECURITIES EXEMPTED FROM REGISTRATION UNDER SECTION 203(D) OF THE PENNSYLVANIA SECURITIES ACT DIRECTLY FROM AN ISSUER OR AN AFFILIATE OF AN ISSUER HAS THE RIGHT TO WITHDRAW HIS ACCEPTANCE WITHOUT INCURRING ANY OTHER PERSON WITHIN TWO BUSINESS DAYS FROM THE DATE OF RECEIPT BY THE ISSUER OF THIS WRITTEN BINDING CONTRACT OF PURCHASE (OR, IN THE CASE OF TRANSACTION IN WHICH THERE IS NO WRITTEN BINDING CONTRACT OF PURCHASE, WITHIN TWO BUSINESS DAYS AFTER HE MAKES THE INITIAL PAYMENT FOR THE SECURITIES BEING OFFERED). TO ACCOMPLISH THIS WITHDRAWAL, A SUBSCRIBER NEED ONLY SEND A LETTER OR TELEGRAM TO THE PLACEMENT AGENT AT THE ADDRESS SET FORTH IN THE INSTRUCTIONS TO THIS SUBSCRIPTION PACKAGE, INDICATING HIS OR HER INTENTION TO WITHDRAW. SUCH LETTER OR TELEGRAM SHOULD BE SENT AND POSTMARKED PRIOR TO THE END OF THE AFOREMENTIONED SECOND BUSINESS DAY.IT IS PRUDENT TO SEND SUCH LETTER BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ENSURE THAT IT IS RECEIVED AND ALSO TO EVIDENCE THE TIME WHEN IT WAS MAILED. IF THE REQUEST IS MADE ORALLY (IN PERSON OR BY TELEPHONE TO THE PLACEMENT AGENT AT THE NUMBER LISTED IN THE INSTRUCTIONS TO THIS QUESTIONNAIRE), A WRITTEN CONFIRMATION THAT THE REQUEST HAS BEEN RECEIVED SHOULD BE REQUESTED.

5.   For Residents of Connecticut

THE SECURITIES REFERRED TO IN THIS MEMORANDUM WILL BE SOLD PURSUANT TO THE EXEMPTION SET OUT IN SECTION 36-490(B)(9) OF THE CONNECTICUT UNIFORM SECURITIES ACT. THE SHARES HAVE NOT BEEN REGISTERED UNDER SUCH ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT. THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE BANKING COMMISSIONER OF THE STATE OF CONNECTICUT NOR HAS THE COMMISSIONER PASSED UPON THE ACCURACY OR ADEQUACY OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

6.   For Residents of Illinois

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER SECTION 5 OF THE
ILLINOIS SECURITIES ACT OF 1953 (THE "ACT").  THE SECURITIES MAY
NOT BE RESOLD, TRANSFERRED OR OTHERWISE DISPOSED OF TO ANY PERSON
OR ENTITY UNLESS SUBSEQUENTLY REGISTERED OR ANY EXEMPTION
THEREFROM IS AVAILABLE.

7.   For  Residents of New Jersey

THESE SECURITIES ARE OFFERED IN RELIANCE ON AN EXEMPTION FROM REGISTRATION UNDER THE NEW JERSEY UNIFORM SECURITIES LAW. THE SECURITIES HAVE NOT BEEN REGISTERED UNDER SAID LAW AND MAY NOT BE REOFFERED FOR SALE, TRANSFER OR RESOLD WITHOUT COMPLIANCE WITH THE REGISTRATION PROVISIONS OF SAID LAW OR AN EXEMPTION THEREFROM. THE BUREAU OF SECURITIES OF NEW JERSEY HAS NOT YET PASSED UPON THE ACCURACY OR COMPLETENESS OF THIS MEMORANDUM AND DOES NOT RECOMMEND OR ENDORSE THE PURCHASE OF THE SHARES.

8.   All states.

THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN ANY PARTICULAR STATE. THIS MEMORANDUM MAY BE SUPPLEMENTED BY ADDITIONAL STATE LEGENDS. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE ADVISED TO CONTACT THE COMPANY FOR A CURRENT LIST OF STATES IN WHICH OFFERS OR SALES MAY BE LAWFULLY MADE.













































                   Integrated Carbonics Corp.


                        Table of Contents


 MEMORANDUM SUMMARY                                             1

 RISK FACTORS                                                   4

 DILUTION                                                       8

USE OF PROCEEDS                                                 9

MANAGEMENT                                                     10

PRINCIPAL SHAREHOLDERS                                         11

 DESCRIPTION OF COMMON STOCK                                   12

 CONFLICTS OF INTEREST                                         13

 FIDUCIARY RESPONSIBILITY OF THE OFFICERS AND DIRECTORS        13

 PLAN OF DISTRIBUTION                                          14

 LITIGATION                                                    16

 EXPERTS                                                       16

 LEGAL MATTERS                                                 16

 FURTHER INFORMATION                                           17





                       MEMORANDUM SUMMARY

     The following summary is qualified in its entirety by detailed information appearing elsewhere in this Memorandum. Each prospective investor is urged to read this Memorandum in its entirety.

THE COMPANY

Integrated Carbonics Corp. (the "Company") was organized as a
Delaware corporation in February 1993 under the name of PLR, Inc.
The company recently changed its name to Integrated Carbonics
Corp. and has moved its domicile to the state of Nevada.

Concurrent with the above events, the Company has entered into agreements with Da-Jung Resources Corporation to acquire certain of Da-Jung's assets in the People's Republic of China, namely:

(1)  Da-Jung's "Agreement on Establishment of a Sino Foreign
  Equity Joint Venture with the Jixi Liumao Graphite Mine of Heilongjiang Province in the Peoples Republic of China" for the construction and operation of a value added graphite processing plant. This plant will produce and export to world markets higher value graphite products than those currently being produced at the mine. The Company intends to focus its immediate attention on this project. The Company will issue 6 million consolidated common shares in consideration of this Agreement, US$70,000 for reimbursement of certain Da-Jung costs, US$50,000 when all warrants attached to this offering are exercised, and US$80,000 one year from the date of the offering or on completion of additional financing whichever comes first.

(2) Da-Jung's Mineral Exploration rights in joint venture with the Heilongjiang Bureau of Geology and Mineral Resources for which the Company has issued 150,000 consolidated common shares. Both Agreements appear in Appendix A.

(1) Agreement to Acquire Right to Value-added Production of
Graphite Products

Pursuant to the purchase of Da-Jung's "Agreement on Establishment of a Sino Foreign Equity Joint Venture with the Jixi Liumao Graphite Mine of Heilongjiang Province" for the construction and operation of a value added graphite processing plant, the Company will acquire directly a majority interest in a Chinese Limited Liability Joint Venture Company which will build and operate a high grade graphite processing plant for the export of value-added graphite products to world markets.

The Liumao Graphite Mine, which will supply raw material for the Plant, has been in operation since 1936 and is considered to be one of China's largest state enterprises. The mine is situated near a major crystalline flake graphite deposit and has total estimated and proven reserves of 350 million metric tons of graphite ore, grading 13.8% graphite. The mine currently exports graphite flake to more than 20 countries worldwide and has accounted for approximately 50% of China's graphite production while supplying up to 25% of the world's graphite demand.

Under the terms of the joint venture, the company will construct and operate new production facilities geared to the production of higher value graphite products. The company's selection of products of a higher value than those currently produced at the mine is based on estimated export demand, with secondary emphasis placed on future demand in the PRC. An adequate supply and specification of raw material, necessary to meet the company's production plan, is contractually assured by the Liumao Graphite Mine.

Capitalization of the joint venture calls for the company to provide approximately eighty (80) per cent of the funds necessary to engineer, construct, and operate these production facilities. The Jixi Liumao Graphite Mine shall provide the balance of the approximately twenty (20) per cent of required capital. All permits and licenses will be issued according to the development plan put forward by the joint venture.

(2)  Mineral Exploration Rights Acquired

Under the terms of the joint venture agreement with the Heilongjiang Bureau of Geology and Mineral Resources (HBGMR), the Company has acquired the right to explore for minerals, namely copper and gold, in the Wandashan Mineralization Zone of Heilongjiang Province, in the Peoples Republic of China. The Company will acquire a fifty (50%) per cent interest in the copper-gold property according to a schedule of fees and capital contributions, which will commence once exploration permits and licenses are delivered to the joint venture by the HBGMR. The property is located approximately 10 kilometers west of Dong Fang Hong at the end of the railway line from Harbin in Heilongjiang Province and covers an area of approximately 1300 square kilometres. Joint venture documentation includes the right to transfer interest in the property at any time. When the final feasibility stage is completed, the Company shall have the right to increase its interest to seventy-five (75%) per cent by providing an equivalent percentage of capital necessary to bring the property into production. HBGMR will provide the balance of twenty-five (25%) per cent at this stage.

     The  Company's  offices are located at  Suite  804-750  West
Pender Street, Vancouver, BC V6C2T8.

THE OFFERING

The Company may apply to have stock from this offering traded on an Exchange. Overseas and Offshore investors are allowed and encouraged to subscribe. No commissions are anticipated.

Securities Offered:


Maximum...................................................2,300,0
00 Units


Offering   Price   Per  Unit:....................................
$.10



Shares Outstanding:

       Before the Offering

     Total Shares................................255,000
Shares-NOTE: An additional 6 million restricted shares are expected to be issued contemporaneously with this offering (See
DRC Agreement attached as Exhibit A) which would bring the outstanding to 6,255,000.

          After the Offering

     Total Shares........................ 4,855,000 Shares--
NOTE: An additional 6 million restricted shares are expected to be issued contemporaneously with this offering which would bring the outstanding to 10,855,000.

     The company may at its discretion utilize the proceeds of this offering as subscriptions are accepted. There is no minimum amount which must be raised before the Company can exercise this option.


USE OF NET PROCEEDS

     If all the Units offered are sold and all warrants are exercised, net proceeds to the Company will be approximately $989,000, which will be used for the initial setup and general working capital of the company. The proceeds from the offering would be $230,000 and the proceeds from the exercise of the
warrants would be $756,000.   (See "USE OF PROCEEDS".)

FINANCIAL HIGHLIGHTS

     Financial statements are attached as Appendix B.


RISK FACTORS

     The purchase of the Units offered hereby involves many risk factors, including those associated with a new venture, the Company's high risk ventures that have little or no track record and a lack of successful operating histories. (See "RISK FACTORS".)

DILUTION

     The offering may involve dilution in the book value per Share of the Common Stock to new investors. (See "DILUTION")





                          RISK FACTORS

     THE  SECURITIES  OFFERED HEREBY ARE  HIGHLY  SPECULATIVE  IN
NATURE AND INVOLVE A HIGH DEGREE OF RISK. THEY SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. THEREFORE, EACH PROSPECTIVE INVESTOR SHOULD, PRIOR TO PURCHASE, CONSIDER VERY CAREFULLY THE FOLLOWING RISK FACTORS AMONG OTHER THINGS, AS WELL AS ALL OTHER INFORMATION SET FORTH IN THIS PROSPECTUS.

RISK FACTORS RELATING TO THE COMPANY'S BUSINESS

Lack of Prior Operations and Experience

     The Company is newly organized, has no revenues from operations and has no other significant assets. Accordingly, there can be no assurance that the Company will generate revenues in the future; and there can be no assurance that the Company will operate at a profitable level.

Dependence on Industrial Mineral and Metal Markets

     The Company's business is influenced by the rate of use of certain industrial minerals and metals. Declines in the industry may influence the Company's revenues adversely. The Company will also be required to find an adequate market for its products. There is no assurance that such a market exists or that the company has adequate resources to find and compete in this market.


     .
Investment Valuation Determined by the Board of Directors

     The Company's Board of Directors is responsible for the valuation of the Company's investments and assisting the Company in selecting viable prospects and clients for its corporate portfolio. There are a wide range of values which are reasonable for an investment or in the selection of potential customers for the Company's products, although the Board of Directors can adopt several methods for an accurate evaluation, ultimately, the determination of fair value involves subjective judgment not capable of substantiation by auditing standards. Accordingly, in some instances, it may not be possible to substantiate by auditing standards the value of the Company's investment. The Company's Board of Directors will serve as the valuation committee which is responsible for valuing each of the Companies investments. In connection with any future distributions which the Company may make, the value of the securities received by investors as determined by the Board may not be the actual value that the investors would be able to obtain even if they sought to sell such securities immediately after a distribution. In addition, the value of the distribution may decrease or increase significantly subsequent to the distributee shareholders receipt thereof not withstanding the accuracy of the Board's evaluation.



Competition

     The Company may experience substantial competition in its efforts to locate customers for its products. Many of these competitors have greater experience, resources and managerial capabilities than the Company and are in a better position than the Company to obtain access to customers. Consequently, the company may encounter initial resistance which could challenge and slow the company's progress.

Success of Management

     Any potential investor is strongly cautioned that the purchase of the securities that are proposed to be offered hereby should be evaluated on the basis of: (i) the limited diversification of the venture capital opportunities afforded to the Company, (ii) the high risk nature and limited liquidity of the Company, and (iii) the Company's ability to utilize funds for the successful development and distribution of profits as derived by the revenues received from the sale of its products. The Company can offer no assurance that this venture will become successful.

Lack of Diversification

The size of the Company makes it unlikely that the Company will be able to commit its funds to the acquisition of any major accounts until the Company has a proven track record, and the Company may not be able to achieve the same level of diversification as larger entities engaged in this type of business.


Conflicts of Interest

     The officers and directors have other interests to which they devote substantial time and each will continue to do so notwithstanding the fact that management time may be necessary to the business of the Company. As a result, certain conflicts of interest exist and will continue to exist between the Company and its officers and directors which may not be susceptible to resolution. Conflicts of interest may arise in the area of corporate opportunities which can only be resolved through exercise by the officers and directors of such judgment as is consistent with their fiduciary duties to the Company. It is the intention of management, so as to minimize any potential conflicts of interest, to present first to the Board of Directors of the Company, any proposed investments for its evaluation.

Additional Financing Required

     Even if all of the 2,300,000 Units offered hereby are sold, the funds available to the Company may not be adequate for it to be competitive in the industry. There is no assurance that additional funds will be available from any source when needed by the Company for expansion; and, if not available, the Company may not be able to expand its operation as rapidly as it could if such financing were available. The proceeds from this Offering are expected to be sufficient for the Company to become operational. Additional financing could possibly come in the form of debt/preferred stock or a private placement of common stock. If additional units were issued to obtain financing, investors in this offering would suffer a dilutive effect on their percentage of stock ownership in the Company. However, the book value of their units would not be diluted, provided additional units are sold at a price greater than that paid by investors in this offering.

Absence of Cash Dividends

     The Board of Directors does not anticipate paying cash dividends on the Common Stock for the foreseeable future and intends to retain any future earnings to finance the growth of the Company's business. Payment of dividends, if any, will depend, among other factors, on earnings, capital requirements and the general operating and financial conditions of the Company as well as legal limitations on the payment of dividends out of paid-in capital. (See "Dividends")

RISK FACTORS RELATING TO THE NATURE OF THE OFFERING

Purchases by Affiliates

     Certain officers, directors, principal shareholders and affiliates may purchase for investment purposes, a portion of the Units offered hereby, which would increase the percentage of the Company's Common Stock owned by such persons.

Possible Loss of Entire Investment

     The Units offered hereby are highly speculative and involve a high degree of risk and should not be purchased by any person who cannot afford the loss of his entire investment. A purchase of the Company's stock in this Offering would be "unsuitable" for a person who cannot afford to lose his entire investment.



Possibility of Application of "Penny Stock" Regulations and
Restrictions on Initial and Secondary Broker-Dealer Sales

     The Securities and Exchange Commission ("SEC") has adopted
regulations which generally define "penny stock"   to be any
listed, trading equity security that has a market price less than $5.00 or an exercise price of less than $5.00 per share, subject to certain exemptions. These requirements may restrict the ability of broker-dealers to sell the Company's common stock and may affect the ability of purchasers in this Offering to sell the Company's securities in the secondary market. (See "DESCRIPTION OF SECURITIES" and "PLAN OF DISTRIBUTION")


Discretion in Application of Proceeds

     In order to accommodate changing circumstances, the
Company's management may reallocate the proceeds of this Offering among the purposes specified in the section of this Prospectus
captioned "Use of Proceeds"   Accordingly, the Company's
management will have broad discretion in the application of the proceeds of this offering. (See "USE OF PROCEEDS")

Minimal Public Market for Company's Securities.

     Prior to the Offering, there has been only a minimal public market for the Common Stock being offered. There can be no assurance that an active trading market will develop or that purchasers of the Common Stock will be able to resell their securities at prices equal to or greater than the respective initial public offering prices. The market prices of the Common Stock may be significantly affected by factors such as announcements by the Company or its competitors, as well as variations in the Company's results of operations and market conditions in the industries in general. The market price may also be affected by movements in prices of stock in general. As a result of these factors, purchasers of the Units offered hereby may not be able to liquidate an investment in the Units readily or at all.

No Cumulative Voting

     Holders of the Common Stock are not entitled to accumulate their votes for the election of directors or otherwise. Accordingly, the holders of a majority of the units present at a meeting of shareholders will be able to elect all of the directors of the Company, and the minority shareholders will not be able to elect a representative to the Company's board of directors. (See "DESCRIPTION OF COMMON STOCK".)

Arbitrary Offering Price

     The Offering Price of the Common Stock bears no relation to book value, assets, earnings or any other objective criteria or value. They have been arbitrarily determined by the Company. There can be no assurance that, even if a public trading market develops for the Company's securities, the Common Stock will attain market values commensurate with the Offering Price.


No Foreseeable Dividends

     The Company does not anticipate paying dividends on its Common Stock in the foreseeable future but plans to retain earnings, if any, for the operation and expansion of its business. (See "DESCRIPTION OF COMMON STOCK".)




Limitation On Resale

     The Company has no obligation to register the Units under the Securities Act of 1933 or to register or qualify the Units for sale under any state securities laws or to take any other action, through the establishment of exemptions or otherwise to permit the transfer thereof. Accordingly, the ability of investors to resell the Units purchased hereunder may be severely limited.

                            DILUTION

"Net tangible book value" is the amount that results from subtracting the total liabilities and intangible assets of an entity from its total assets. "Dilution" is the difference between the public offering price of a security such as the Common Stock, and its net tangible book value per Share immediately after the Offering, giving effect to the receipt of net proceeds in the Offering. As of November 10, 1997, the net tangible book value of the company was $795,297 or $3.12 per Share of Common Stock prior to the offering of 2,300,000 Units ($.10 each) consisting of 1 share of common stock and 1 warrant exercisable at $.33 for six months from the close of the offering.

The following table illustrates the pro forma per Share increase in book value that present shareholders will incur and the dilution to new shareholders assuming that all of the Shares offered are sold and warrants are exercised and includes the effects of the issuance of 6,000,000 shares pursuant to the DRC agreement.

Public offering price per share(1)                          $0.215

Net tangible book value per share before offering           $3.12

*Net tangible book value per share after offering           $0.164

*Decrease in net tangible book value
per share to new shareholders after offering                $0.051

*Decrease in net tangible book value per share to new
 shareholders after offering, expressed as a percent        23.7%

*Decrease to current shareholders in net tangible
book value per share after the offering
                                                            $2.956


*Before offering expenses are deducted and includes dilution resulting from the issuance of 6,000,000 shares pursuant to the DRC agreement.

(1) $.10 per unit plus $.33 exercise price per warrant for a total of 2 shares for $.43 or $.215 per share.










                         USE OF PROCEEDS

     Following  the  sale of all 2,300,000 Units  there  will  be gross  offering proceeds of $230,000 if all of the  warrants  are
exercised  the  Company  will  realize  additional  proceeds   of
$756,000 for total possible proceeds of $989,000.

     The principal purposes for which the net proceeds are currently intended, and the approximate amount intended for each such purpose are set forth below:

                                    ASSUMES  SALES          ASSUMES SALES
                                     OF  ALL UNITS          OF  ALL UNITS AND
                                                            EXERCISE  OF WARRANTS
                                    AMOUNT      PERCENTAGE  AMOUNT      PERCENTAGE
Administrative
 and  Office  Expenses   (1)        $50,000     21.7%       $50,000      5.0%
Professional   Fees   (2)           $20,000      8.7%       $20,000      2.0%
Capital     Costs     (3)           $70,000     30.5%       $120,000    12.2%
Working    Capital   (4)            $90,000     39.1%       $799,000    80.8%
TOTAL                               $230,000    100.0%      $989,000    100.0%

(1) Includes office supplies, printing and related office expenses.
(2)  Includes legal and accounting fees.
(3)   Includes repayment of project development expenses  to  Da-
  Jung Resources Corp.
(4) Includes approximately six months working capital for general operational expenses.

     The Company estimates that the net proceeds of this Offering will be sufficient to permit the Company to operate for up to a six month period and possibly longer. However, unforeseen circumstances may develop which may render the assessment of the Company's management inaccurate. The Company's management may be required to seek additional financing through bank loans and any other possible sources, perhaps using assets as collateral. No assurances can be made that such additional financing will be available, or if available, whether such additional financing will be on terms acceptable to the Company. Persons buying Shares in this Offering will not, unless required by law, participate in the determination of whether to obtain additional financing or as to the terms of such financing.

     THE FOREGOING ESTIMATES ARE SUBJECT TO MATERIAL CHANGE, IF ,
IN  THE  OPINION OF THE COMPANY'S BOARD OF DIRECTORS, THE  ACTUAL
OPERATIONS  OF  THE COMPANY JUSTIFY DIFFERENT EXPENDITURES  OR  A
DIFFERENT ALLOCATION OF PRIORITIES.








                           MANAGEMENT

DIRECTORS AND OFFICERS

     The names, addresses, and respective positions of the current directors and officers of Integrated Carbonics Corp., are as follows:


        Name                                      Position

        James Dade Fawcett                        Pres/Dir.
        14A Nathan Tower-618 Nathan Road
        Kowloon, Hong Kong

        Robert S. Tyson                           Vice-Pres./Sec./Dir.
        Suite #425-12931 Railway Avenue
        Richmond, B.C.    V7E-6M5

        Robert Hoegler                            Treas./Dir
        Suite 604-7040 Granville Ave.
        Richmond, B.C. V6Y 3W5

Mr. James Dade Fawcett, President

     Mr. Dade Fawcett is a successful entrepreneur with 8 years experience in developing private sector infrastructure and resource projects in the Peoples Republic of China. He possesses a strong administrative and project development background, having been the founder of several Hong Kong based infrastructure and resource companies.

Mr. Robert Hoegler, Treas.

Mr. Hoegler currently serves as Director of MCA Equities, a consulting firm which provides advice to public companies both in the USA and Canada. He has 30 years experience in entertainment, manufacturing and retail markets. Mr. Hoegler has been involved in investor relations and has been an investment consultant for both public and private companies. He has been a Director of several successful companies.

Mr. Robert Tyson, Vice-President, Sec.

Mr. Tyson is a successful experienced entrepreneur who has spent the past 11 years in senior executive positions with several public companies. Mr. Tyson has been involved in the startup of a number of successful companies and is currently Director of a manufacturing company in Ontario, Canada and a Florida based technology marketing company. Mr. Tyson has practical experience in negotiating and structuring manufacturing and joint-venture agreements in China.

Management

The Company's management team is comprised of members of the Board of Directors and is assisted at this time by independently engaged consultants in the areas of finance, geology, and mining and mineral processing engineering as required. It is contemplated that additional management will be hired as the Company commences its project development activities.


Remuneration of Directors and Officers

     All officers and directors will be reimbursed for any expenses incurred on behalf of the Company. Directors will be reimbursed for expenses pertaining to attendance at meetings, including travel, lodging and meals. It is contemplated that additional management will be hired as the Company commences its project development activities and that any salaries paid these individuals will be consistent with the salaries of others in similar positions in the industry.

Mr. Fawcett and Mr. Hoegler each have a 25% beneficial interest in Da-Jung Resource Corp. and thus, may derive certain benefit from the transactions described in this Offering Memorandum.

                     PRINCIPAL SHAREHOLDERS

     The following table sets forth, as of the date of this Memorandum, the number and percentage of shares of Common Stock owned of record and beneficially by persons or firms that own more than five percent (5%) of the Company's outstanding Common Stock.




                         Number of    Number of
Name and Address         Shares Held  Shares Held    % Held     %Held
of                       Before       After          Before     After
Beneficial  Owner        Offering     Offering       Offering   Offering

Da-Jung Resources Corp.   150,000      6,150,000      58.82%     56.1%
P.O. Box 71 Road Town
Tortolla, BVI

(1) These shares are restricted as that term is defined under Rule 144 and may not be sold unless the Company has received an opinion of Counsel indicating that the shares have been registered or may be sold pursuant to an applicable exemption.

NOTE: An additional 6 million restricted shares are expected to be issued contemporaneously with this offering which would bring the outstanding shares to 6,255,000. Therefore, this table assumes full subscription to the Offering and closing in respect of the acquisition of joint venture rights on Liumao Graphite Mine from Da-Jung Resource Corp.


                   DESCRIPTION OF COMMON STOCK


     The authorized capital stock of the Company consists of 50,000,000 Units of Common Stock, $.001 par value per share. The holders of Common Stock (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution or winding up of the affairs of the Company; (iii) do not have preemptive subscription or conversion rights and there are no redemption or sinking funds applicable thereto; and (iv) are entitled to one non-cumulative vote per share, on all matters which shareholders may vote on at all meetings of shareholders. As of the date of this prospectus, the company had 255,000 units of common stock outstanding.

Non-Cumulative Voting

The holders of Units of Common Stock of the Company do not have cumulative voting rights which means that the holders of more than 50% of such outstanding Units, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining Units will not be able to elect any of the Company's directors.

Dividends

     The Company does not currently intend to pay cash dividends. The Company's proposed dividend policy is to make distributions of its revenues to its stockholders when the Company's Board of Directors deems such distributions appropriate. Because the Company does not intend to make cash distributions during the first fiscal year, potential shareholders would need to sell their units to realize a return on their investment. Because the Company is a start up company, there can be no assurances of the projected values of their units, nor can there be any guarantees of the success of the Company.

     A Distribution of revenues will be made only when, in the judgment of the Company's Board of Directors, it is in the best interest of the Company's stockholders to do so. The Board of Directors will review, among other things, the investment quality and marketability of the securities considered for distribution; the impact of a distribution of the investee's securities on its customers, joint venture associates, management contracts, other investors, financial institutions and the companies internal management; tax consequences and the market effects of an initial or broader distribution of such securities. (See RISK FACTORS - No dividends Paid".)



Transfer Agent

     The  Company's current transfer agent is American Securities
Transfer  &  Trust, Inc. 1825 Lawrence Street, Suite  444  Denver
Colorado 80202.


                      CONFLICTS OF INTEREST

Transactions between the Company and Management

     By virtue of the Agreements disclosed and attached herein, Da-Jung Resources Corporation will be the beneficial owner of 6,150,000 restricted shares of the Company at such time as these shares are issued. Da-Jung may, from time to time, appoint certain of it's Directors or shareholders to contribute their expertise and enhance the Company's current management team. Should this occur, these individuals will be in a position to control their own compensation, to approve affiliated transactions, if any, and to approve further appointments to the Board, if any. Although the Company's Principals intend to act fairly and in full compliance with their fiduciary obligations, there can be no assurance that the Company will not, as a result of the conflict of interest described above, possibly enter into arrangements under terms less favorable than it could have obtained had it been dealing with other persons.

     Each of the officers and directors of the Company are engaged in other businesses, either individually or through partnerships and corporations in which they have an interest, hold an office or serve on boards of directors. Certain conflicts of interest may arise between the Company and its officers and directors. All of the officers and directors have other business interests.

     The Company will attempt to resolve any such conflicts of interest in favor of the Company. The officers and directors of the Company are accountable to it and its shareholders as fiduciaries, which requires that such officers and directors exercise good faith and integrity in handling the Company's affairs. A Shareholder may be able to institute legal action on behalf of the Company or on behalf of itself and all other similarly situated shareholders to recover damages or for other relief in cases of the resolution of conflicts in any manner prejudicial to the Company.



     FIDUCIARY RESPONSIBILITY OF THE OFFICERS AND DIRECTORS

     The Officers and Directors of the Company are accountable to the Company as fiduciaries, which means such Officers and Directors are required to exercise good faith and integrity in handling the Company's affairs. A shareholder may be able to institute legal action on behalf of himself and all other similarly situated shareholders to recover damages where the Company has failed or refused to observe the law.

     Shareholders may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce their rights, including rights under certain federal and state securities laws and regulations. Shareholders who have suffered losses in connection with the purchase or sale of their interest in the Company due to a breach of a fiduciary duty by an officer or director of the Company in connection with such sale or purchase, including the misapplication by any such Officer or Director of the proceeds from the sale of these securities, may be able to recover such losses from the Company.


     The Company and its affiliates may not be liable to its shareholders for errors in judgment or other acts or omissions not amounting to intentional misconduct, fraud or a knowing violation of the law, since provisions have been made in the Articles of Incorporation and by-laws limiting such liability. The Articles of Incorporation and By-Laws also provide for indemnification of the officers and directors of the Company in most cases for any liability suffered by them or arising out of their activities as officers and directors of the Company if they were not engaged in intentional misconduct, fraud or a knowing violation of the law. The company's Articles of Incorporation and By-laws limit the liability of directors and officers to the maximum extent permitted by Nevada law (Section 78.751). Therefore, purchasers of these securities may have a more limited right of action than they would have except for this limitation in the Articles of Incorporation and By-Laws. In the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act of 1933 is contrary to public policy and, therefore, unenforceable.

     The Company will not acquire assets from its current management or any entity in which such management has a five percent or greater equity interest unless the Company has first received an independent opinion as to the fairness of the terms of the acquisition. In negotiating the terms of the acquisition of the assets, management may be influenced by the possibility of future personal benefit from unrelated business dealings with such persons or entities. There can be no assurance that such conflict of interest will be adequately resolved in favor of the Company and its Shareholders. The Officers and Directors are required to exercise good faith and integrity in handling the Company's affairs. Management of the Company has agreed to abide by this fiduciary duty.

     It should be noted that this is a rapidly developing and changing area of the law. Investors are urged to consult their own legal counsel.


                      PLAN OF DISTRIBUTION

     The Company will sell a maximum of 2,300,000 Units at $.10 unit to the public. Each Unit consists of 1 share of the company and 1 share purchase warrant exercisable at $.33 each for a period of six months from the date of the close of the offering. There can be no assurance that any of these Units will be sold. The proceeds to the company will be $989,000 if the maximum number of units are sold and all warrants are exercised.


     The public offering price of the Units offered hereby was arbitrarily determined by the Company. The public offering price does not bear any relationship to assets, book value, or earnings of the Company.

     The Units are offered by the Company subject to prior sale and subject to approval of certain legal matters by counsel. The
Company reserves the right to reject any subscription in whole or in part, for any reason or for no reason.

     The company may at its discretion utilize the proceeds of this offering as subscriptions are accepted. There is no minimum amount which must be raised before the Company can exercise this option.

Opportunity to Make Inquiries

     The Company will make available to each Offeree prior to any sale of the common stock the opportunity to ask questions and receive answers from the Company concerning any aspect of the investment and to obtain any additional information contained in this Memorandum, to the extent that the Company possesses such information or can acquire it without unreasonable effort or expense.

Procedures For Subscribing

     Each investor purchasing any of the common stock offered hereby will be required to execute a Subscription Agreement which, among other provisions, will contain representations as to the investor's ability to evaluate and bear the risk of an investment in the Company, and will contain an acknowledgment of the receipt of the opportunity to make inquiries and obtain additional information.

     The company may at its discretion utilize the proceeds of this offering as subscriptions are accepted. There is no minimum amount which must be raised before the Company can exercise this option.


Restrictions on Transferability of Securities

     The common stock offered hereby has not been registered under the Securities Act of 1933, as amended, or the laws of any state or jurisdiction. The Common Stock is being offered and sold in reliance on exemptions from registration provided by Sections 3(b) and/or 4(2) of the 1933 Act, and regulation D rule 504 promulgated thereunder. Resales of the common stock may be subject to restrictions imposed by such Blue Sky Laws as well as federal securities laws.













                           LITIGATION

     The Company is not a party to any material pending legal proceedings and, to the best of its knowledge, no such action by or against the company has been threatened.


                             EXPERTS

     The financial statements included in this Memorandum dated October 31, 1997, to the extents and for the periods indicated in its report, have been included herein in reliance upon the report of Barry L. Friedman, P.C., CPA, 1582 Tulita Drive, Las Vegas, Nevada 89123, the Company's independent certified public accountant, given upon the authority of such firm as experts in accounting and auditing. Mr. Friedman was not retained on a contingent basis and received no interest in the Company. Mr. Friedman does not act as a promoter, underwriter, voting trustee, director, officer, or employee of the Company.


     The financial statements included in this Memorandum dated November 10, 1997, to the extents and for the periods indicated in its report, have been included herein in reliance upon the report of Kurt Saliger, CPA, 2950 So. Rainbow Blvd. Suite 260, Las Vegas, Nevada 89102, the Company's independent certified public accountant, given upon the authority of such firm as experts in accounting and auditing. Mr. Saliger was not retained on a contingent basis and received no interest in the Company. Mr. Saliger does not act as a promoter, underwriter, voting trustee, director, officer, or employee of the Company.


                          LEGAL MATTERS

     Legal matters in connection with this offering will be passed upon for the Company by Shawn F. Hackman, Esq. Mr. Hackman's address is 1600 E. Desert Inn, Suite 206-A, Las Vegas, NV 89109. Mr. Hackman is an attorney licensed to practice in the State of Nevada and provided an opinion as to legal matters concerning the registration or offering of the units. Mr. Hackman did not act as a promoter, underwriter, voting trustee, director, officer or employee of the Company and owns no stock in the Company.



                       FURTHER INFORMATION

     This Memorandum does not purport to restate all of the relevant provisions of the document referred to or pertinent to the matters discussed herein, all of which must be read for a complete description of the terms of the matters relating to an investment in the Company. These documents are available for inspection during regular business hours at the offices of the Company, and upon written request, copies of the documents not annexed to this Memorandum will be provided to prospective investors. Each prospective investor and purchaser representative is invited to ask questions of, and receive answers from, the officers of the Company and to obtain such information concerning the terms and conditions of the Offering, to the extent the Company possesses the same or can acquire it without unreasonable effort or expense, as such prospective Investor or purchaser representative, as the case may be, deems necessary to verify the accuracy of the information in this Memorandum. An appointment for such purposes will be arranged upon request.


     No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer made by this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Representative. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer or solicitation by anyone in any jurisdiction in which such offer of solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.




















Pursuant to the requirements of Reg. D Rule 504 of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the exemption and has duly caused this Offering Memorandum to be signed on its behalf by the undersigned thereunto duly authorized, in Las Vegas, State
of Nevada, on this         day of             , 1997.




                                   Integrated Carbonics Corp.





                                   By:
                                        James Dade Fawcett ,
President